Registration No. 333-______
=================================================================

               SECURITIES AND EXCHANGE COMMISSION
                    Washington, D. C.  20549

            __________________________________________

                            FORM S-8
                  REGISTRATION STATEMENT UNDER
                   THE SECURITIES ACT OF 1933
            __________________________________________


                          CONAGRA, INC.
        (Exact Name of Issuer as Specified in its Charter)


                Delaware                         47-0248710
     (State or Other Jurisdiction of         (I.R.S. Employer
     Incorporation of Organization)          Identification No.)


               ConAgra, Inc.
               One ConAgra Drive
               Omaha, Nebraska                      68102
     (Address of Principal Executive Offices)     (Zip Code)

             ______________________________________

             ConAgra Retirement Income Savings Plan
                    (Full Title of the Plan)
             ______________________________________

            James P. O'Donnell, Senior Vice President
                   and Chief Financial Officer
                          ConAgra, Inc.
                        One ConAgra Drive
                     Omaha, Nebraska  68102
             (Name and Address of Agent for Service)

             Telephone Number, Including Area Code,
               of Agent for Service:  402-595-4000

           CALCULATION OF ADDITIONAL REGISTRATION FEE
====================================================================
Title of    Amount to   Proposed maxi-   Proposed maxi-  Amount of
securi-     be regis-   mum offering     mum aggregate   registra-
ties to be  tered       price per        offering price  tion fee
registered              share (2)              (2)
___________________________________________________________________

Common      7,000,000   $49.94           $349,580,000    $105,935
Stock

1 In addition, pursuant to Rule 416(c), this Registration State-ment covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
2 Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low sales prices as reported in the consolidated reporting system on December 6, 1996.

     ConAgra, Inc. ("ConAgra") has previously filed several registration statements, including Registration Nos. 2-81244, 2-96891, 33-15815, 33-28079, 33-48295 and 33-50113 (collectively the "Prior Registrations"), registering interests in the ConAgra Retirement Income Savings Plan (the "Plan") and shares of ConAgra common stock issuable under the Plan. ConAgra has previously registered 10,000,000 shares of ConAgra common stock in connection with the Plan. This Registration Statement registers an additional 7,000,000 shares of ConAgra common stock issuable under the Plan, together with an indeterminate amount of interests to be offered or sold pursuant to the Plan. Pursuant to Instruction E of Form S-8, the contents of the Prior Registrations are hereby incorporated by reference in this Registration Statement.



                         INDEX TO EXHIBITS

Exhibit No.                                                   Page

     23       -    Consent of Deloitte & Touche LLP.......

     24       -    Powers of Attorney.....................

                              SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933 the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, and the State of Nebraska, on this 9th day of December, 1996.

                                  CONAGRA, INC.

                                    /s/ P. B. Fletcher
                                  _________________________
                                  P. B. Fletcher
                                  Chairman of the Board and
                                  Chief Executive Officer

              __________________________________

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 9th day of December, 1996 by the following persons in the capacities indicated.

    Signature                               Title

/s/ P. B. Fletcher                Chairman of the Board and
___________________________       Chief Executive Officer
P. B. FLETCHER


/s/ James P. O'Donnell            Senior Vice President and
___________________________       Chief Financial Officer
JAMES P. O'DONNELL


/s/ Kenneth Difonzo               Vice President/Controller
___________________________
KENNETH DIFONZO


C. M. Harper*                Director
Robert A. Krane*             Director
Gerald Rauenhorst*           Director
Carl E. Reichardt*           Director
Bruce C. Rohde               Director
Ronald W. Roskens*           Director
Marjorie M. Scardino*        Director
Walter Scott, Jr.*           Director
William G. Stocks*           Director
Jane J. Thompson*            Director
Frederick B. Wells*          Director
Thomas R. Williams*          Director
Clayton K. Yeutter*          Director



* This Registration Statement has been signed by the undersigned as attorney-in-fact on behalf of each person so indicated pursuant to a power of attorney duly executed by each such person.

                                  /s/ P. B. Fletcher
                                  __________________________
                                  P. B. FLETCHER
                                  Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, the undersigned who administers the employee benefit plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on December 9, 1996.


                  ConAgra Retirement Income Savings Plan


                       /s/ Gerald B. Vernon
                  By:_____________________________________
                       GERALD B. VERNON
                       Chairman, Benefits Committee